                                  EXHIBIT 11.1


                        COMPUTATION OF PER SHARE EARNINGS
                      (Thousands except per share amounts)



                                               Three Months         Nine Months
                                              Ended March 31,     Ended March 31,
                                              1997      1996      1997      1996
                                             ------    ------    ------    ------
PRIMARY

  Average shares outstanding                 14,159    10,259    12,843    10,212

  Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                    991       588     1,007       227
                                             ------    ------    ------    ------

                            TOTAL            15,150    10,847    13,850    10,439
                                             ------    ------    ------    ------

  Net income                                  4,337     1,759    11,192     3,809
                                             ------    ------    ------    ------

  Per share amount                           $ 0.29    $ 0.16    $ 0.81    $ 0.36
                                             ------    ------    ------    ------

FULLY DILUTED

  Average shares outstanding                 14,159    10,259    12,843    10,212

  Net effect of dilutive stock options -
  based on the treasury stock method
  using the quarter-end market price,
  if higher than the average market price       991       588     1,007       567
                                             ------    ------    ------    ------

                            TOTAL            15,150    10,847    13,850    10,779
                                             ------    ------    ------    ------

  Net income                                  4,337     1,759    11,192     3,809
                                             ------    ------    ------    ------

  Per share amount                           $ 0.29    $ 0.16    $ 0.81    $ 0.35
                                             ------    ------    ------    ------